EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     AGREEMENT made this 9th day of January, 1995, by and between Trident Environmental Systems, Inc., a Florida corporation, hereinafter sometimes called the "Employer", having its principal place of business in West Palm Beach, Florida, and Thomas N. Donaldson, of Hallandale, Florida, hereinafter sometimes called the "Employee".

     WHEREAS, the Employee and Employer desire to set forth in writing their contract with respect to Employee's employment by Employer;

     NOW, THEREFORE, in consideration of their mutual promises set forth herein, the parties hereby agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

     2. DUTIES AND AUTHORITY.

     A. Employee will occupy the position of Executive Vice President, (hereinafter referred to as "Position" or "Assignment") with the Employer and may serve as a member of the Board of Directors of the Employer.

     B. In this position, Employee will have the responsibility of Chief Operating Officer, subject to the control of the President and Board of Directors, and have general supervision, direction and control, as necessary, over the business and affairs of the Corporation and its Employees. Employee will be primarily responsible for carrying out all orders and resolutions of the President and/or Board of Directors and such duties as may from time to time be assigned to Employee by the President and/or Board of Directors.

     C. In the absence of the Chairman of the Board and President at any Shareholders or Board of Directors meeting, Employee will preside over that Shareholders meeting and, in the event Employee is then a Director of the Employer, will preside over the Board of Directors meeting.

     D. Employee agrees to devote his full time attention and best efforts to the performance of employment hereunder.

     3. TERM OF EMPLOYMENT. The term of employment shall begin on the date of this Agreement, and shall extend for a period of ten (10) consecutive years or until terminated as provided herein.


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        4. COMPENSATION.  Employee will receive  compensation during the term of this Agreement as follows:

        A.  A  base  annual  salary  of  One  Hundred  Twenty  Thousand  Dollars
($120,000) payable either bi-monthly or monthly at the discretion of the Employer. The base salary shall be adjusted at the end of each year of employment to reflect any change in the cost of living by multiplying the salary for the prior year by a fraction, the numerator of which is the National Consumer Price Index (NCPI) for the month most recently released by the Bureau of Labor Statistics of the United States Department of Labor and the denominator of which is the NCPI for the identical month in the preceding year. If this index is discontinued, changed or unavailable, Employer shall determine and utilize a similar criterion for reflecting any increase in the cost of living. Additionally, at its discretion, the Board of Directors may elect to increase Employee's base annual salary at any time durring the term of this agreement.

     B. An incentive salary (Bonus) equal to a minimum of two percent (2%) of the adjusted net profits (hereinafter defined) of the Employer during each fiscal year beginning or ending during the term of this Agreement. Said Bonus to be paid to the Employee in cash or company stock or any combination thereof with the method of payment to be at the sole discretion of the Employee. "Adjusted net profit" shall be the net profit before federal and state income taxes, determined in accordance with accepted accounting practices by the independent accounting firm employed by the Employer as auditors and adjusted to exclude:
(i) any incentive salary payments paid pursuant to this Agreement; (ii) any contributions to pension and/or profit-sharing plans; (iii) any extraordinary gains or losses (including, but not limited to, gains or losses on disposition of assets); (iv) any refund or deficiency of federal and state income taxes paid in a prior year; and (v) any provision for federal or state income taxes made in prior years which is subsequently determined as unnecessary. The determination of the adjusted net profits made by the independent accounting firm employed by the Employer shall be final and binding upon Employee and the Employer. For the first and last fiscal years ending and beginning, respectively, during the term of this Agreement, the incentive salary shall be computed for the proportion of the fiscal year coextensive with this Agreement. The incentive salary shall be paid within sixty (60) days after the end of each fiscal year. The maximum incentive salary payable for any one year shall not exceed two hundred percent of Employee's base annual salary unless authorized by the Board of Directors.

     C. The Board of Directors and the Employee may agree to waive the cost of living adjustment in (A) above or the incentive pay in (B) above. Both parties must agree to waive these requirements or the original clause shall stand in effect.

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     D. Due to the nature of the Corporation's business and its unpredictable cash flow; for the good of the Corporation and at the sole discretion of the Employee, Employee may elect to (a) accept partial payment of Employee's base salary and/or bonus in unrestricted, free-trading common stock of the Corporation, or (b) accept partial payment of Employee's salary in cash with the balance to be paid to Employee in cash upon demand at a later date. Should Employee elect (a) above, the value of shares issued in lieu of cash shall be determined by the bid price of the Corporation's common stock at the close of the market on the Employee's scheduled payday as defined in (4.A.) of this agreement. The percentage, if any, of salary and/or bonus taken in stock in lieu of cash is at the sole discretion of the Employee. Should Employee elect (b) above, the percentage of salary Employee agrees to accept as partial payment is at the sole discretion of Employee, as is the due date of the payment of any balance of salary owed employee.

     5. DEFERRED COMPENSATION. In the event that Employee retires after performing services for the Employer up until Employee reaches the age of 65 or retires at an earlier age with the approval of the Employer, Employee will be entitled to deferred compensation payments after retirement upon the following terms and conditions:

     A. For a period of twenty (20) years ("Retirement Period") Employee will receive all of the following: (i). Base Payments equal to thirty percent (30%) of the average total salary (base salary plus incentive salary) paid to Employee during the last three (3) full years of employment or based upon his/her total period of employment, should that period be less that three (3) full years, prior to the month of retirement ("Retirement Salary Base"); (ii). Advisor Payments equal to thirty percent (30%) of the Retirement Salary Base, Employee will serve as an advisor and consultant to the Employer regarding its business. Employee will hold himself available to perform services at reasonable times at the request of the Board of Directors of the Employer, consistent with any business activities Employee may be engaged in at such time. The Board of Directors of the Employer shall have the right to require the presence of Employee at any Board of Directors meeting, not exceeding more than one meeting per month, to act and serve in the advisory capacity. Attendance at these Board of Directors meetings shall not be required should Employee's health prevent attendance; however, Employer shall have the right to demand a written statement from Employee prepared by a licensed medical examiner evidencing inability of Employee to attend the meeting or meetings. Employee will be reimbursed for all reasonable and necessary travel and incidental expenses incurred by Employee in connection with the performance of advisory services; and (iii). Non-competition Payments equal to forty percent (40%) of the Retirement Base Salary provided that Employee will not, directly or indirectly, perform any


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business, commercial, or consulting services to any person, firm, or organization or become associated as a manager, Employee, director, or owner of any business organization competing directly or indirectly with the Employer, whether or not compensated without the prior written consent of Employer. In the event that Employer and Employee are unable to agree on whether a particular business in which Employee attempts to engage is directly or indirectly in competition with the Employer, the matter will be submitted to arbitration under the provisions of Paragraph 22 of this agreement.

     B. The deferred compensation payments shall be made in equal monthly installments on the first day of each month, starting the month following the month of retirement.

     C. In the Event of the death of Employee prior to the expiration of the "Retirement Period", the Employer will pay all remaining Base Payments specified in subparagraph A(i), and no other deferred compensation payments, to any beneficiary of Employee designated by Employee in a written document filed with the Employer, or in the absence of such designation, the estate of Employee. The Employer may elect to pay these remaining Base Payments in a lump sum or in the equal monthly installments specified in subparagraph B.

     D. Employee shall not sell, assign, transfer, or pledge, or in any other way dispose of or encumber, voluntarily or involuntarily, by gift, testamentary disposition, inheritance, transfer to any inter-vivos trust, seizure and sale by legal process, operation of law, bankruptcy, winding up of a corporation, or otherwise, the right to receive any deferred compensation pursuant to this Agreement.

     6. RELOCATION. In the event Employee is transferred and assigned to a new principal place of work located more than fifty (50) miles from Employee's present residence, Employer will pay for all reasonable relocation expenses including:

     A. Transportation fares, meals, and lodging for Employee, his spouse, and family from Employee's present residence to any new residence located near the new principal place of work.

     B. Moving of Employee's household goods and the personal effects of Employee and Employee's family from Employee's present residence to the new residence.

     C. Lodging and meals for Employee and Employee's family for a period of not more than sixty (60) consecutive days while occupying temporary living quarters located near the new principal place of work.

     D. Round trip travel, meals and lodging expenses for Employee's family for no more than two (2) house hunting trips to locate a new residence, each trip not to exceed fourteen (14) days; and

     E. Expenses in connection with the sale of the residence of Employee including Realtor fees, property appraisals, mortgage prepayment penalties, termite inspector fees, title insurance policy and revenue stamps, escrow fees,


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fees for drawing documents, state or local sales taxes, mortgage discount points
(if in lieu of a prepayment penalty), and seller's attorney's fees (not to exceed one percent (1%) of the sales price). At the option of Employee and in lieu of reimbursement for these expenses, Employee may sell the residence of Employee to the Employer at the fair market value of the residence determined by an appraiser chosen by the Employer. The appraisal will be performed within ten
(10) days after notice of transfer and notice of appraised value will be submitted by report to Employee. Employee will have the right to sell the residence to the Employer at the appraised price by giving notice of intent to sell within thirty (30) days from the date of the appraisal report. The term "residence" shall mean the property occupied by Employee as the principal residence at the time of transfer and does not include summer homes, multiple-family dwellings, houseboats, boats, or airplanes but does include condominium or cooperative apartment units and duplexes (two family) occupied by Employee.

     7. MEDICAL AND GROUP INSURANCE. At the expense of the Employer, Employer agrees to include Employee in the group medical and hospital plan of Employer, when such plan is established, and will provide group life insurance for Employee in the amount of not less than Three Hundred Fifty Thousand Dollars ($350,000) during the term of employment.

     8. VACATION, SICK/PERSONAL LEAVE. For the first two (2) years of employment, Employee shall be entitled to three (3) weeks of paid vacation during each year of employment; for the third year and each year thereafter, said vacation time shall increase to four (4) weeks during each year. The time for the vacation shall be mutually agreed upon by Employee and Employer. If vacation is not taken for the benefit of the Employer, Employee shall be reimbursed at his base salary rate for time not taken. Employee shall receive thirty (30) days Sick/Personal Leave for each year of employment. Unused Sick/Personal Leave will accrue and be retained by Employee to be used at his discretion.

     9. AUTOMOBILE. Employer will provide to Employee, during the term of this agreement, the use of a new luxury automobile of the Employees choice, said automobile may be leased, rented or purchased by Employer at Employer's discretion. Value of said automobile shall be determined by the following guidelines: for the initial automobile; a vehicle that could normally be purchased with a 20% down payment and total monthly payments not to exceed $800.00 for a period of five (5) years. Employer will replace the automobile with a new, comparable vehicle every two (2) years regardless of necessary payment increases due to price increases of a comparable vehicle. Employer will pay all automobile operating expenses incurred by Employee in the performance of Employee's business duties. The Employer will procure and maintain in force an automobile liability policy for the automobile with coverage, including Employee, in the minimum amount of One Million Dollars ($1,000,000) combined single limit on bodily injury and property damage.


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        10. EXPENSE  REIMBURSEMENT.  Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Employee in the performance of Employee's duties. Employee will maintain records and written receipts as required by federal and state tax authorities to substantiate expenses as an income tax deduction for Employer and shall submit vouchers for expenses for which reimbursement is made.

     11. LOW INTEREST LOAN.

     A. From time to time, Employee may borrow sums from Employer up to a maximum aggregate of Three Hundred Fifty Thousand Dollars ($350,000) provided the Employer has excess funds available for such purposes. The Board of Directors shall establish the amount of such funds available annually. Each loan shall be evidenced by a Promissory Note payable in not more than sixty (60) monthly principal and interest installment payments starting with the first day of the month following the month in which the loan is made, with interest at the rate of three percent (3%) per year on the unpaid balance of the loan or loans outstanding.

     B. In the event Employee severs employment with Employer for reasons other than permanent disability, death, or retirement while a loan or loans are outstanding, the unpaid principal amount then outstanding shall be due and payable within thirty (30) days after the date of termination. In the event severance of employment is due to permanent disability, death, or retirement, Employee, or the legal representative of Employee, shall repay any outstanding loan in accordance with the terms of the promissory note.

     C. Should there be a default in the payment of any installment of principal and interest when due, then the entire sum of principal and interest, at the option of the Employer, shall immediately become due and payable without demand or notice. In case this note shall not be paid when due according to its terms, Employee shall pay all costs of collection and reasonable attorney's fees whether or not suit is filed on the note.

     12. PERMANENT DISABILITY.

     A. In the event Employee becomes permanently disabled (hereinafter defined) during employment with Employer, Employer may terminate this agreement by giving thirty (30) days notice to Employee of its intent to terminate, and, unless Employee resumes performance of the duties set forth in Paragraph 2 within five
(5) days of the date of notice and continues performance for the remainder of the notice period, this agreement will terminate at the end of the thirty (30) day period. "Permanently disabled" for the purpose of this agreement will mean the inability, due to physical or mental ill health, or any reason beyond the control of Employee to perform Employee's duties for sixty (60) consecutive days or for an aggregate of ninety (90) days during any one employment year irrespective of whether such days are consecutive.

     B. Upon termination of employment under the provisions of subparagraph
(12A) above, Employee will be entitled to any deferred compensation to which the Employee may be entitled under the provisions of


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Paragraph 5 herein paid to him upon giving notice to the Employer. For the purposes of Paragraph 5, termination under subparagraph (12A) of this agreement shall be considered "retirement"; Employee will be excused from performing advisory services as required under Paragraph 5(B)(ii.) but shall nevertheless be entitled to Advisory Payments except the extent limited by death of Employee as set forth in Paragraph 5(C) herein.

     C. Employer shall maintain, at its expense, a disability Policy covering Employee for a dollar amount specified by Employee. This amount may not exceed one hundred percent (100%) of the base salary. Benefits of this policy shall begin on the date the Employee's Sick/Personal Leave days are exhausted and shall continue until the Employee's deferred compensation as outlined in paragraph 5 of this agreement goes into effect.

     13. DEATH. In the event that Employee dies during the term of this agreement, this agreement shall immediately terminate except as provided in paragraph 5C. herein.

     14. TERMINATION.

     A. This agreement may be terminated by Employer by giving ten (10) days notice to Employee if Employee willfully breaches or habitually neglects the duties to be performed under Paragraph 2, habitually engages in the use of illegal substances or the excessive use of alcohol, or engages in any conduct which is illegal or dishonest resulting in damage to the reputation of Employer.

     B. This agreement may be terminated by Employee, without cause, by giving ninety (90) days notice to Employer.

     C. In the event employment is terminated pursuant to subparagraphs (14A) or
(14B), Employee will be entitled to only base salary compensation earned prior to the date of termination as provided for in Paragraph 3 of this agreement computed pro rata up to and including the date of termination, plus one twelfth (1/12) of one years base salary. Employee shall not receive the incentive salary payments or the deferred compensation payments provided for in Paragraphs 3(B) and 4, respectively.

     D. Should Employer wish to terminate the Employee for any reason, other than those listed in subparagraph (14A) of this agreement, Employee shall receive the compensation due for the remainder of the Term of Employment (defined in paragraph (3) of this agreement), said compensation shall be in a lump sum equal to the total amount of the base salary as defined in subparagraph
(4A) of this agreement, in this case "cost of living" increases would not be applicable. Employee would still receive the "Bonus" as defined in paragraph
(4B) of this agreement. Upon termination as defined in this paragraph, Employee would, regardless of age, tenure or Employer approval, immediately become eligible to also receive Deferred Compensation as defined in sub-paragraphs five A through five D (5A-5D) of this agreement.


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     E. In the event Employer is acquired, is a non surviving party in a merger, or transfers substantially all of its assets, this agreement shall not be terminated and Employer agrees to take all actions necessary to ensure that the transferee or surviving company is bound by the provisions of this agreement.

     15. NOTICES. Any notice provided for in this Agreement shall be given in writing. Notices shall be effective from the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses: Employer:400 Australian Avenue South, Suite 750, West Palm Beach, FL 33401 Employee: 1951 Atlantic Shores Blvd. # 9, Hallandale, FL 33009,or to such other address as either party may later specify by notice to the other.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings., oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment or modification is sought.

     17. WAIVER. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

     18. GOVERNING LAW; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Palm Beach County, Florida, shall be the proper venue for any litigation arising out of this Agreement.

     19. PARAGRAPH HEADINGS. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement.

     20. ASSIGNABILITY. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment agreement and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

     21. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect and shall in no way be impaired.

     22. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration in accordance


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with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ___ day of _____________, 19___.


                                  FOR EMPLOYEE


---------------------------         ---------------------------
Thomas N. Donaldson                 Witness


                                    ---------------------------


                                 FOR THE COMPANY
           TRIDENT ENVIRONMENTAL SYSTEMS, INC., a Florida corporation


-----------------------------       --------------------------
Markus A. Gertsch, President        Witness


-----------------------------       --------------------------
Thomas J. Craft, Jr., Secretary     Witness


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